Exhibit 10.5

Compensation Summary Sheet for Phillip M. Fernandez

Phillip M. Fernandez serves as the President, Chief Executive Officer and Chairman of the Board of Marketo, Inc. (the “Company”).  Mr. Fernandez’s employment with the Company is “at will” and for no specific period of time.  During the year ended December 31, 2012, Mr. Fernandez had an annual base salary of $325,000 and an annual target bonus of $325,000.  Actual bonus amounts paid to Mr. Fernandez for 2012 were $308,750.  Effective as of January 1, 2013, Mr. Fernandez had an annual base salary of $350,000 and an annual target bonus of $350,000.